UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12
iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 3, 2005

Dear Stockholder:

        iBasis, Inc. (the "Company") is writing to you in advance of the Company's annual meeting to be held on Thursday, May 26, 2005 to provide information to supplement the proxy statement for the 2005 annual meeting of stockholders that the Company mailed to you on or about April 21, 2005 (the "Proxy Statement"). The corrected information below, updated as of the record date described in the Proxy Statement, replaces the section in the Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management." There are no other changes to the Proxy Statement other than the inclusion of the information that is set forth below.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 12, 2005 by:

  •
  each person we know owns beneficially more than five percent (5%) of our common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all directors and executive officers as a group.

        As of April 12, 2005, there were 65,182,402 shares (excluding treasury shares) of common stock, $0.001 par value, issued and outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, both shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 12, 2005, and shares of common stock subject to convertible securities held by that person that are currently convertible or convertible within 60 days of April 12, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the address for each of the following stockholders is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

	Shares Beneficially Owned
Directors, Executive Officers and 5% Stockholders
	Number	Percent
LC Capital Master Fund(1) c/o Lampe Conway & Co. LLC 680 Fifth Avenue, Suite 1202 New York, NY 10019	7,184,076	10.49%
Singer Children's Management Trust(2) c/o Romulus Holdings, Inc. 560 Sylvan Ave Englewood Cliffs, NJ 07632	6,289,605	8.92%
JMG Triton Offshore Fund, Ltd.(3) JMG Capital Partners, L.P. 11601 Wilshire Blvd., Suite 2180 Los Angeles, CA 90025	6,091,593	8.55%

Loeb Partners Corporation(4) 61 Broadway New York, NY 10006	5,228,554	7.55%
Menlo Ventures VII, L.P. and affiliated entities(5) c/o Menlo Ventures 3000 Sand Hill Road Building 4, Suite 100 Menlo Park, CA 94025-7113	3,340,351	5.12%
Ofer Gneezy(6)	4,273,932	6.53%
Gordon J. VanderBrug(7)	1,804,522	2.76%
Charles N. Corfield(8)	1,464,416	2.24%
Charles Skibo(9)	210,000	*
David Lee(10)	101,666	*
W. Frank King(11)	170,750	*
Peter D. Aquino(12)	40,000	*
Richard G. Tennant(13)	193,000	*
Paul H. Floyd(14)	291,875	*
Dan Powdermaker(15)	209,129	*
All executive officers and directors as a group (10 persons)(16)	8,759,290	13.10%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
According to information submitted to the Company as of April 12, 2005, includes 3,275,676 shares of common stock which LC Capital Master Fund has the right to acquire within 60 days of April 12, 2005, including 1,383,784 shares of common stock upon the conversion of 6 3/4% Convertible Subordinated Notes due in June 2009 ("New Subordinated Notes") and 1,891,892 shares of common stock upon the conversion of 8% Secured Convertible Notes due in June 2007 ("New Secured Notes").

(2)
According to information submitted to the Company as of April 12, 2005, includes the following amounts which Singer Children's Management Trust has the right to acquire within 60 days of April 12, 2005: 666,100 warrants to purchase shares of common stock at an exercise price of $0.65 per share, 669,586 warrants to purchase shares of common stock at an exercise price of $1.85 per share, 235,000 warrants to purchase shares of common stock at an exercise price of $2.10 per share, 1,827,027 shares of common stock upon conversion of New Subordinated Notes, and 1,891,892 shares of common stock upon conversion of New Secured Notes.

(3)
According to information submitted to the Company as of April 12, 2005, includes the following amounts exercisable or convertible within 60 days of April 12, 2005: (a) 2,162,160 shares of common stock upon the conversion of New Secured Notes held by JMG Triton Offshore Fund, Ltd. (the "Fund"), (b) 2,162,160 shares of common stock upon the conversion of New Secured Notes held by JMG Capital Partners, L.P. ("JMG Partners"), (c) 1,292,273 warrants to purchase shares of common stock held by the Fund, and (d) 475,000 warrants to purchase shares of common stock held by JMG Partners. The Fund is an international business company organized under the laws of the British Virgin Islands. The Fund's investment manager is Pacific Assets Management LLC, a Delaware limited liability company ("Pacific Assets"). Pacific Assets has voting and dispositive power over the Fund's investments. The equity interests of Pacific Assets are owned by Pacific Capital Management, Inc., a Delaware corporation ("Pacific") and Asset Alliance Holding Corp., a Delaware corporation ("Asset Alliance"). The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund's portfolio holdings. JMG Partners is a California limited partnership. Its general partner is JMG Capital Management, LLC (the "Manager"), a Delaware limited liability company and an investment adviser. The Manager has voting and dispositive power over JMG Partners' investments. The equity interests of the Manager are owned by JMG Capital Management, Inc. ("JMG Capital"), a Delaware corporation, and Asset Alliance. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners' portfolio holdings.

(4)
According to information submitted to the Company as of April 12, 2005, includes 2,702,703 shares of common stock upon conversion of New Subordinated Notes and 1,351,351 shares of common stock upon conversion of New Secured Notes.

(5)
Includes 3,292,083 shares of common stock held by Menlo Ventures VII, L.P. and 138,268 shares of common stock held by Menlo Entrepreneurs Fund VII, L.P.

(6)
Includes 227,500 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Also includes 50,000 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust. Mr. Gneezy is our President, Chief Executive Officer, Treasurer and one of our directors.

(7)
Includes 197,500 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Also includes 1,177,345 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 29,230 shares of common stock held by Dr. VanderBrug's spouse. Dr. VanderBrug disclaims beneficial ownership of the shares held by his spouse. Dr. VanderBrug is our Executive Vice President, Assistant Secretary and one of our directors.

(8)
Includes 120,000 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Also includes 1,344,416 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, a revocable trust of which Mr. Corfield is the sole trustee. Mr. Corfield is one of our directors.

(9)
Includes 210,000 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Mr. Skibo is one of our directors.

(10)
Includes 86,666 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Mr. Lee is one of our directors.

(11)
Includes 170,000 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Dr. King is one of our directors.

(12)
Includes 40,000 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Mr. Aquino is one of our directors.

(13)
Includes 180,000 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Mr. Tennant is our Vice President of Finance and Administration and our Chief Financial Officer.

(14)
Includes 261,875 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Mr. Floyd is our Senior Vice President, R&D, Engineering and Operations.

(15)
Includes 183,748 shares of common stock issuable upon exercise of options within 60 days of April 12, 2005. Mr. Powdermaker is our Senior Vice President of Worldwide Sales.

(16)
Includes 1,677,289 shares of common stock issuable upon the exercise of options within 60 days of April 12, 2005 and certain shares held by affiliates of such directors and executive officers.

        It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please vote by signing, dating, and returning the proxy card enclosed with the Proxy Statement in the postage-prepaid envelope that was provided with the Proxy Statement, or vote via the Internet or by telephone as instructed in the previously supplied proxy materials.

Sincerely,
/s/ JONATHAN D. DRALUCK
Jonathan D. Draluck Vice President Business Affairs, General Counsel & Secretary